                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-49262 of The AES Corporation on Form S-8 of our report dated June 14, 2000, appearing in this Annual Report on Form 11-K of The AES Corporation Profit Sharing and Stock Ownership Plan for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
McLean, Virginia
June 26, 2000